UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 6, 2009 (July 21, 2009)
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678

(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue
Stuart, Florida	34994

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (772) 287-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 21, 2009, the Board of Directors of Seacoast Banking Corporation of Florida (the “Company”), approved the amendment and restatement of the Company’s Retirement Savings Plan for Employees of Seacoast National Bank (the “Plan”), retroactively effective to January 1, 2009. The Plan encourages savings on the part of participants by allowing them to accumulate tax-deferred savings while providing an incentive through matching contributions made by Seacoast National Bank (the “Bank”).
     The Plan was amended and restated to, among other things, (i) transfer sponsorship of the Plan to the Bank, effective as of January 1, 2009, (ii) add a Roth 401(k) option for compensation earned after September 1, 2009, (iii) permit participants to waive receipt of the minimum required distribution for 2009, (iv) provide that effective for Plan years beginning on or after January 1, 2010, the matching contribution will be determined solely in the discretion of the Plan sponsor each year, and (v) incorporate changes required by the Pension Protection Act of 2006 and Section 415 of the Internal Revenue Code of 1986, as amended.
     The description of the Plan is not complete and is qualified in its entirety by the full text of the Plan attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Amended and Restated Retirement Savings Plan for Employees of Seacoast National Bank, effective January 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA (Registrant)
Dated: August 6, 2009	By:	/s/ Dennis S. Hudson, III
		Name:	Dennis S. Hudson, III
		Title:	Chairman and Chief Executive Officer

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